Exhibit 99.1

Consolidated Balance Sheets, as Adjusted
(Unaudited)

As of December 31 (in thousands)	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$71,974	$91,907
Accounts receivable, less reserves of $2,013 and $2,350, respectively	102,600	81,272
Inventories, net	54,959	42,654
Prepaid expenses and other current assets	20,443	19,320
Total current assets	249,976	235,153

Long-term assets:
Property, plant and equipment, net	76,576	76,991
Investments and other long-term assets, net	60,184	54,864
Total long-term assets	136,760	131,855
Total assets	$386,736	$367,008

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$68,341	$50,947
Accrued expenses and other current liabilities	44,442	38,900
Total current liabilities	112,783	89,847

Long-term liabilities:
Long-term debt	167,903	183,431
Other long-term liabilities	14,831	17,263
Total long-term liabilities	182,734	200,694

Shareholders' equity
Preferred shares, without par value, authorized 5,000 shares, none issued	-	-
Common shares, without par value, authorized 60,000 shares, issued 25,994 and
25,301 shares and outstanding 25,393 and 25,000 shares, respectively,
with no stated value	-	-
Additional paid-in capital	161,587	158,748
Common shares held in treasury, 601 and 301 shares, respectively, at cost	(1,118)	(292)
Accumulated deficit	(77,620)	(89,150)
Accumulated other comprehensive income	4,062	2,669
Total Stoneridge Inc. and subsidiaries shareholders' equity	86,911	71,975
Noncontrolling interest	4,308	4,492
Total shareholders' equity	91,219	76,467
Total liabilities and shareholders' equity	$386,736	$367,008

Consolidated Statements of Operations, as Adjusted
(Unaudited)

Years ended December 31 (in thousands, except per share data)	2010	2009	2008

Net Sales	$635,226	$475,152	$752,698

Costs and Expenses:
Cost of goods sold	489,670	387,420	585,799
Selling, general and administrative	122,032	106,228	144,383
Goodwill impairment charge	-	-	65,175

Operating income (loss)	23,524	(18,496)	(42,659)

Interest expense, net	21,780	21,965	20,575
Equity in earnings of investees	(10,346)	(7,775)	(13,490)
Loss on extinguishment of debt	1,346	-	770
Other expense (income), net	(1,280)	893	(351)

Income (loss) before income taxes	12,024	(33,579)	(50,163)

Provision (benefit) for income taxes	678	(1,003)	46,034

Net income (loss)	11,346	(32,576)	(96,197)

Net income (loss) attributable to noncontrolling interest	(184)	82	-

Net income (loss) attributable to Stoneridge, Inc. and subsidiaries	$11,530	$(32,658)	$(96,197)

Basic net income (loss) per share	$0.48	$(1.38)	$(4.12)

Basic weighted average shares outstanding	23,946	23,626	23,367

Diluted net income (loss) per share	$0.47	$(1.38)	$(4.12)

Diluted weighted average shares outstanding	24,333	23,626	23,367

Consolidated Statements of Cash Flow, as Adjusted
(Unaudited)

Years ended December 31 (in thousands)	2010	2009	2008

OPERATING ACTIVITIES:
Net income (loss)	$11,346	$(32,576)	$(96,197)
Adjustments to reconcile net income (loss) to net cash provided by operating activities -
Depreciation	19,070	19,875	26,196
Amortization, including accretion of debt discount	1,129	1,053	1,320
Deferred income taxes	(778)	(3,200)	45,521
Earnings of equity method investees, less dividends	(4,889)	(474)	(9,277)
Loss (gain) on sale of fixed assets	(42)	219	(571)
Share-based compensation expense, net	2,266	1,252	2,103
Loss on early extinguishment of debt	1,346	-	770
Goodwill impairment charge	-	-	65,175
Changes in operating assets and liabilities -
Accounts receivable, net	(21,012)	16,619	20,087
Inventories, net	(12,307)	17,508	(2,398)
Prepaid expenses and other	(1,624)	(3,133)	2,656
Accounts payable	16,705	(2,111)	(14,769)
Accrued expenses and other	2,641	(1,208)	1,840
Net cash provided by operating activities	13,851	13,824	42,456

INVESTING ACTIVITIES:
Capital expenditures	(18,574)	(11,998)	(24,573)
Proceeds from sale of fixed assets	56	201	1,652
Business acquisitions and other	-	(5,967)	(980)
Net cash used for investing activities	(18,518)	(17,764)	(23,901)

FINANCING ACTIVITIES:
Extinguishment of senior notes	(183,000)	-	(17,000)
Proceeds from issuance of senior secured notes	170,625	-	-
Proceeds from issuance of other debt	690	-	-
Repayments of other debt	(278)	(55)	-
Revolving credit facility borrowings	8,389	1,274	-
Revolving credit facility payments	(8,335)	(883)	-
Other financing costs	(1,365)	-	-
Repurchase of shares to satisfy employee tax withholding	(826)	-	-
Excess tax benefits from share-based compensation expense	395	-	1,322
Premiums related to early extinguishment of debt	(324)	-	(553)
Net cash provided by (used for) financing activities	(14,029)	336	(16,231)

Effect of exchange rate changes on cash and cash equivalents	(1,237)	2,819	(5,556)

Net change in cash and cash equivalents	(19,933)	(785)	(3,232)

Cash and cash equivalents at beginning of period	91,907	92,692	95,924

Cash and cash equivalents at end of period	$71,974	$91,907	$92,692

Supplemental disclosure of cash flow information:
Cash paid for interest, net	$20,755	$21,969	$20,985
Cash paid for income taxes, net	$1,213	$2,319	$4,466

Supplemental disclosure of non-cash financing activities:
Fair value of interest rate swap	$(3,017)	$-	$-